As filed with the Securities and Exchange Commission on October 28, 1999


                                                      Registration No. 333-79903

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               Amendment No. 2 to
                                    FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         COPELCO CAPITAL RECEIVABLES LLC
             (Exact name of registrant as specified in its charter)

                               -------------------

          Delaware                                                pending
(State or other jurisdiction                                  (I.R.S. Employer
     of incorporation or                                     Identification No.)
        organization)

                         Copelco Capital Receivables LLC
                               700 East Gate Drive
                       Mount Laurel, New Jersey 08054-5404


                                 (856) 231-9600


(Name, address,  including zip code, and telephone number,  including area code, of registrant's principal executive offices)

                                   Copies to:
            Spencer Lempert, Esq.                        Peter Humphreys, Esq.
Copelco Capital Financial Services Group, Inc.           Dewey Ballantine LLP
              700 East Gate Drive                    1301 Avenue of the Americas
            Mount Laurel, NJ 08054                      New York, New York 10019

                (856) 231-9600                               (212) 259-6730


 (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[_]

     If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                          Amount    Proposed Maximum    Proposed Maximum
 Title of Securities      To Be      Aggregate Price   Aggregate Offering           Amount
   Being Registered     Registered     Per Unit(1)          Price(1)         Of Registration Fee
---------------------------------------------------------------------------------------------------
Lease-Backed Notes      $1,000,000        100%             $1,000,000                $278
===================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the securities being registered.


        SEC Filing Fee...................................................                  $ *
        Indenture Trustee's Fees and Expenses............................                    *
        Legal Fees and Expenses..........................................                    *
        Accounting Fees and Expenses.....................................                    *
        Printing and Engraving Expenses..................................                    *
        Blue Sky Qualification and Legal Investment Fees and Expenses....
                                                                                             *
        Rating Agency Fees...............................................                    *
        Miscellaneous....................................................                    *
        -----------------------------------------------------------------                 ---------
        TOTAL                                                                              $

*    To be completed by Amendment.


Item 15. Indemnification of Directors and Officers

     The Delaware Limited Liability Company Act (Section 18-108) gives Delaware limited liability companies broad powers to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each member or manager against any losses, claims, damages or liabilities to which the indemnified party may become subject in connection with any matter arising from, related to, or in connection with, the Company's business or affairs.


     Copelco Capital, Inc. has also purchased liability policies which indemnify officers and directors of the Registrant's manager against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.


     Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this Registration Statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the Registration Statement or any Prospectus.

Item 16. Exhibits

Exhibits


 1.1    --    Form of Underwriting Agreement for the Offered Notes.
 4.1    --    Form of Indenture,  including forms of the Notes and certain other related agreements as Exhibits thereto.
 5.1    --    Opinion of Dewey Ballantine LLP regarding legality.
 8.1    --    Opinion of Dewey Ballantine LLP regarding tax matters.
10.1    --    Form of Assignment and Servicing Agreement.
23.1    --    Consent of Dewey  Ballantine  LLP is included in the opinion filed as Exhibit 5.1 hereto.
23.2*   --    Consent of Independent Auditor.
24.1    --    Power of Attorney (Included on Page II-4 hereof).
25.1    --    Statement of Eligibility and Qualification of Trustee (Form T-1).


*To Be Filed by Amendment

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.


     (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any Financial Statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus by means of a post-effective amendment, Financial Statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all their information in the prospectus is at least as current as the date of those Financial Statements. Notwithstanding the foregoing, with respect to Registration Statements on form F-3 a post-effective amendment need not be filed to include Financial Statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter of such Financial Statements and information also contained in periodic reports filed with or furnished to the Commission by the Registrant, pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the __ day of October, 1999.

                        COPELCO CAPITAL RECEIVABLES LLC,
                            Registrant
                        By: COPELCO MANAGER, INC.
                            as Manager of the Registrant


                        By /s/ Robert J. Lemenze, Jr.
                           ---------------------------------
                           Name: Robert J. Lemenze, Jr.
                           Title: President, Director


     Each person whose signature appears below constitutes and appoints Nicholas Antonaccio as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

     The Registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3, prior to the sale of such securities.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the dates indicated below.


             Signature                Title                          Date
             ---------                -----                          ----
/s/ Robert J. Lemenze Jr.            President                  October 28, 1999
------------------------------       Director
    Robert J. Lemenze Jr.

/s/ Nicholas Antonaccio              Vice President-Finance,    October 28, 1999
------------------------------       Treasurer
   Nicholas Antonaccio

/s/ John Hakemian                    Director                   October 28, 1999
------------------------------
    John Hakemian